EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS, DELOITTE & TOUCHE LLP.

We consent to the incorporation by reference in this Annual Report on Form 40-F of MAG Silver Corp. (the “Registrant”) to, and to the use of, our reports dated March 12, 2009 relating to the consolidated financial statements of the Registrant for the fiscal year ended December 31, 2008 (which report expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences relating to the effect of changes in accounting principles and the existence of conditions and events that raise substantial doubt on the Registrant’s ability to continue as a going concern) and the effectiveness of the Registrant’s internal control over financial reporting as of December 31, 2008, each of which is incorporated herein by reference as Exhibit 99.2 to this Annual Report on Form 40-F.

March 12, 2009                                              /s/ “Deloitte & Touche LLP”
Vancouver, BC, Canada              Independent Registered Chartered Accountants